Exhibit 99.1

COMMUNICATION INTELLIGENCE CORPORATION

FOR IMMEDIATE RELEASE

CIC Closes Financing Round

Transaction Reaffirms Investor Confidence

in Support of CIC and its New Management

Redwood Shores, CA, January 3, 2011 — Communication Intelligence Corporation (“CIC” or the “Company”) (OTC BB: CICI), a leading supplier of electronic signature solutions for business process automation in the financial industry and the recognized leader in biometric signature verification, announced today that it has closed a new round of funding with Phoenix Venture Fund LLC (“Phoenix”), as lead investor, and others to provide additional working capital.

The financing totaled $2,210,500 million in gross proceeds from the issuance of Series C Participating Convertible Preferred Stock. The closing occurred on December 31, 2010, after  CIC’s shareholders voted in favor of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of capital stock. Detailed information on the financing is available in the Company’s definitive consent solicitation statement filed with the Securities and Exchange Commission on December 21, 2010.

“This additional round of financing reflects Phoenix and its co-investors’ ongoing support of CIC and our belief that the electronic signature market offers tangible opportunities for revenue growth,” said Philip Sassower, Chairman and CEO of the Company. “CIC will continue development of its recently launched SignatureOne® Console™ and of its SaaS/Cloud capabilities as the Company grows its addressable market by expanding its focus to include small and medium businesses.”

“We are very pleased that the management changes implemented last month went smoothly and have begun to show results. Under the guidance of our Acting President and COO, William Keiper, CIC has been re-energized and its strategy has been fine-tuned. While our work has only just begun, we see a clear path for business and financial performance improvements going forward under our new management team.”

About CIC

CIC is a leading supplier of electronic signature products to the financial industry and the recognized leader in biometric signature verification.  CIC enables companies to achieve truly paperless workflow in their eBusiness processes by providing multiple signature technologies across virtually all applications. CIC’s solutions are available both in SaaS and on-premise delivery models and afford “straight-through-processing,” which can increase customer revenue by enhancing user experience and can also reduce costs through paperless and virtually error-free electronic transactions that can be completed significantly quicker than paper-based procedures. CIC is headquartered in Redwood Shores, California.  For more information, please visit our website at http://www.cic.com

275 SHORELINE DRIVE #500   •   REDWOOD SHORES   •   CA 94065 USA   •   TEL: 650-802-7888   •   FAX: 650-802-7777

About Phoenix

Phoenix is a private equity fund that specializes in making concentrated investments in publicly traded companies in North America. Phoenix is co-managed by Philip Sassower, CEO, and Andrea Goren, Managing Director. Mr. Sassower is currently CIC’s Chairman and CEO, while Mr. Goren is the Company’s Acting CFO.

Forward Looking Statements

Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the Company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company’s business; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

Contact Information:

CIC

Investor Relations & Media Inquiries:

Andrea Goren

+1.650.802.7723

agoren@cic.com